UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2007, Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), Kratos Government Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of Kratos (“Parent”), Haverstick Acquisition Corporation, a Delaware corporation (“Merger Sub”), and Haverstick Consulting, Inc., an Indiana corporation (“Haverstick”), consummated the merger of the Merger Sub with and into Haverstick (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 2, 2007 (the “Merger Agreement”).

In connection with the Merger, all outstanding shares of capital stock of Haverstick were converted into the right to receive a ratable portion of the merger consideration.  The aggregate merger consideration paid by Parent in connection with the Merger was $90,000,000.  Of the merger consideration, $69,000,000 was paid in cash at closing and approximately $21,000,000 was paid with unregistered shares of Kratos stock.  Of the cash consideration, $35,000,000 is being utilized to pay Haverstick’s existing debt and approximately $1,000,000 cash and $8,000,000 of the Kratos stock is being retained for an indemnity holdback.  The aggregate $9,000,000 holdback will be released at the rate of 50% on the 12 month anniversary of the closing and the remaining 50% on the 21 month anniversary of the closing, with the exact amounts being subject to any unresolved and pending claims.  The equity portion of the transaction includes approximately 7.5 million of unregistered shares of Kratos stock.  The number of unregistered Kratos shares distributed was calculated using the trailing 20-day average stock price at the signing of the Merger Agreement.

The shares of Kratos common stock issued in connection with the Merger were issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.  In the event that the shares of Kratos common stock issued at the closing (the “Closing Stock”) are not salable under Rule 144 promulgated under the Securities Act (“Rule 144”) or pursuant to an effective registration statement as of the twelve month anniversary of the closing date, holders of the Closing Stock may elect to exchange such shares for a cash amount equal to $2.74 per share in accordance with the terms of the Merger Agreement.  Until the date on which the shares of Closing Stock are salable under Rule 144 or pursuant to an effective registration statement, interest shall accrue on the value of the Closing Stock at a floating rate of one-month LIBOR plus four percent (4%) per annum. The value of the Closing Stock for purposes of calculating the accrued interest shall be determined in accordance with the terms of the Merger Agreement and the aggregate interest amount shall be payable by Parent in shares of Kratos common stock.

Parent paid the purchase price with cash provided under an $85,000,000 credit facility provided by KeyBank National Association (“KeyBank”) pursuant to the terms of those certain Credit Agreements by and among Kratos, KeyBank, the other financial institutions parties thereto and Keybanc Capital Markets (“KeyBanc”), dated December 31, 2007 (the “Credit Agreements”).  The consideration for and the other terms and conditions of the Merger were determined by arms-length negotiations between Kratos, Parent and Haverstick.

Haverstick is a provider of engineering, logistics, suborbital rockets and rocket launch support services, information technology, program management, and other professional services primarily to the federal, state and local governments, and the private sector.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Kratos on November 7, 2007.  Kratos issued a press release on December 31, 2007 regarding the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation.

In connection with the Merger, Kratos entered into senior secured credit agreements in the aggregate principal amount of $85,000,000 comprised of (i) a $50,000,000 first lien term loan facility and a $25,000,000 revolving credit facility (collectively, the “First Lien Credit Agreement”) with KeyBanc as lead arranger and book runner, KeyBank, as administrative agent, and the other lenders party thereto, and (ii) a $10,000,000 second lien term loan facility (the “Second Lien Credit Agreement”) with KeyBanc, as lead arranger and book runner, KeyBank, as administrative agent, and the other lenders party thereto.  The First Lien Credit Agreement and the Second Lien Credit Agreement are collectively referred to herein as the Credit Agreements.  Pursuant to the terms of the First Lien Credit Agreement, the first lien term loan will be a five year credit facility and the revolving credit facility will be a four year facility with a $10,000,000 sub-limit for letters of credit. Pursuant to the terms of the Second Lien Credit Agreement, the second lien term loan will be a five-and-one-half year credit facility.  The proceeds under the Credit Agreements may be used for general corporate purposes including refinancing or existing bank debt, working capital and acquisitions.

Kratos may borrow funds under the Credit Agreements (i) at the base rate, determined as the greater of (A) the prime loan rate announced by KeyBank and (B) the sum of the weighted average overnight federal funds rate published by the Federal Reserve Bank plus 50 basis points, or (ii) at the offshore rate, determined by the Administrative Agent as the offered rate for U.S. dollar deposits in the approximate amount of the requested loan and having a maturity comparable to such interest period, which rate appears (A) on the British Bankers’ Association internet web page (http://www.bba.org.uk/public/libor/), or via (B) Reuters (BBALIBORS), Bloomberg, Moneyline Telerate (Page 3750) or any other information provider of the British Bankers’ Association daily Libor rates as of 11:00 A.M., London time, on the date which is the second day on which banks are open for interbank deposits in London prior to the commencement of such interest period; as adjusted for reserve requirements and rounded upwards if necessary to the next higher 1/100%.  First lien term loan borrowings, first lien revolver borrowings and second lien term loan borrowings may be subject to an additional 750 basis points, 325 basis points, and 800 basis points, respectively, based on Kratos’ credit ratings.  In addition, Kratos pays a fee ranging from 30 basis points per annum to 75 points per annum, based on its credit ratings, on the daily amount of the unused commitments under the First Lien Credit Facility.

The terms of the Credit Agreements include customary representations and warranties, as well as reporting and financial covenants, customary for financings of this type.  In connection with the closing of the Merger on December 31, 2007, Kratos borrowed $75,500,000 under the Credit Facility.

The foregoing description of the Credit Agreements does not purport to be complete and is qualified in its entirety by the Credit Agreements attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2007, the Board of Directors of Kratos amended and restated the Kratos Bylaws (the “Bylaws”), effective immediately, to update the Bylaws with the current name of the company and to permit the issuance of shares of Kratos’ capital stock in uncertificated form.  The amendments to the Bylaws will permit direct or “book-entry” registration of shares of Kratos’ capital stock and thereby facilitate Kratos’ eligibility to participate in a direct registration system (DRS).  This description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1(1)

Agreement and Plan of Merger, dated November 2, 2007, by and among Kratos Defense & Security Solutions, Inc., Kratos Government Solutions, Inc., Haverstick Acquisition Corporation and Haverstick Consulting, Inc. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

3.1	Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc., as amended December 31, 2007.
10.1

First Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender and the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.

10.2

Second Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender, the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.

99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on December 31, 2007.

(1)                                  Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Date: January 7, 2008	/s/ Deanna Lund
Deanna Lund
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1(1)

Agreement and Plan of Merger, dated November 2, 2007, by and among Kratos Defense & Security Solutions, Inc., Kratos Government Solutions, Inc., Haverstick Acquisition Corporation and Haverstick Consulting, Inc. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

3.1	Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc., as amended December 31, 2007.
10.1

First Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender and the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.

10.2

Second Lien Credit Agreement among Kratos Defense & Security Solutions, Inc., KeyBank National Association, as Administrative Agent and Lender, the other financial institutions parties thereto and Keybanc Capital Markets as lead arranger and book runner, dated as of December 31, 2007.

99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on December 31, 2007.

(1)                                  Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2007 and incorporated herein by reference.